Desktop Metal

DESKTOP METAL, INC.
63 3RD AVENUE
BURLINGTON, MA 01803

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 09/27/2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 09/27/2023. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 0000000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

		For	Against	Abstain
1	To approve the adoption of the Agreement and Plan of Merger, dated as of May 25, 2023 (which, as it may be amended from time to time, is referred to as the Merger Agreement), by and among Stratasys Ltd. ("Stratasys"), an Israeli company, and Tetris Sub Inc., a Delaware corporation and wholly-owned subsidiary of Stratasys, and Desktop Metal, Inc. ("Desktop Metal"), a Delaware corporation, a copy of which is attached as Annex A to the joint proxy statement/prospectus.	☐	☐	☐
2	To approve, on an advisory (non-binding) basis, the named executive officer compensation payments that will or may be paid by Desktop Metal to its named executive officers that is based on or otherwise relates to the transactions contemplated by the Merger Agreement.	☐	☐	☐
3	To approve the adjournment of the Desktop Metal Special Meeting to another date and place if necessary or appropriate to solicit additional votes in favor of the Desktop Metal Merger Agreement Proposal (proposal 1) or to ensure that any supplement or amendment to the accompanying joint proxy statement/prospectus is timely provided to Desktop Metal stockholders.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000618864_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is available at www.proxyvote.com

DESKTOP METAL, INC.
Special Meeting of Shareholders
September 28, 2023 9:00 a.m.
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Ric Fulop, Meg Broderick and Jason Cole, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of DESKTOP METAL, INC. that the shareholder(s) is/are entitled to vote at the Special Meeting of shareholder(s) to be held at 9:00 a.m., ET on September 28, 2023 at the Meeting live via the Internet - please visit www.virtualshareholdermeeting.com/DM2023SM and any continuation, postponement or adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000618864_2 R1.0.0.6

Continued and to be signed on reverse side